Exhibit 23.1


                          Independent Auditors' Consent

The Board of Directors
Synovus Financial Corp.:

We consent to the incorporation by reference in the Registration Statements (No. 2-93472 and 33-60473) on Form S-8 of Synovus Financial Corp. of our report dated March 12, 2004, relating to the statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2003 and 2002, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 11-K of the Synovus Financial Corp. Employee Stock Purchase Plan, included as Exhibit 99.1 to the December 31, 2003 annual report on Form 10-K/A Amendment No. 1 of Synovus Financial Corp.

/s/ KPMG LLP


Atlanta, Georgia
April 5, 2004








                          Independent Auditors' Consent

The Board of Directors
Synovus Financial Corp.:

We consent to the incorporation by reference in the Registration Statements (No. 2-94639 and 33-60475) on Form S-8 of Synovus Financial Corp. of our report dated March 12, 2004, relating to the statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2003 and 2002, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 11-K of the Synovus Financial Corp. Director Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2003 annual report on Form 10-K/A Amendment No. 1 of Synovus Financial Corp.

/s/ KPMG LLP


Atlanta, Georgia
April 5, 2004